EXHIBIT 10.1

CalEthos, Inc.

EXCHANGE SUBSCRIPTION AGREEMENT

[Date]

CalEthos, Inc.

11753 Willard Avenue

Tustin, California 92782

Ladies and Gentlemen:

The undersigned holder(s) (the “Holder”) of (i) ___% [OID] Promissory Notes (the “Notes”) of CalEthos, Inc. (the “Company”) in the aggregate principal amount of $_______, and (ii) warrants of the Company (the “Warrants”) to purchase ______ shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, does hereby certify to, and agree with, the Company as follows:

1. The Holder is the owner of the Notes in the aggregate principal amount set forth above and Warrants to purchase the number of shares of Common Stock set forth above.

2. The Company has offered the Holder the opportunity to subscribe for and purchase an aggregate of _______ shares of Common Stock in exchange for all of the Notes, including the accrued interest thereon through the date hereof, and all of the Warrants.

3. The Holder does hereby irrevocably subscribe to purchase ________ shares of Common Stock, which shares shall be paid for in full by delivering to the Company for exchange and cancellation or otherwise foregoing the payment by the Company on all of the Notes, including all accrued and unpaid interest thereon, and all of the Warrants. Upon acceptance by the Company of such subscription, the Holder’s Notes and Warrants shall be cancelled by the Company, and the Company shall have no further obligations or liability with respect thereto.

4. The Holder hereby acknowledges, represents, warrants and agrees as follows:

(a) None of the shares of Common Stock to be issued to the Holder upon exchange of the Notes and the Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Holder understands that the offering and sale of such shares is intended to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof and the regulations promulgated thereunder, based, in part, upon the representations, warranties and agreements of the parties contained in this Agreement;

(b) The Holder has received all documents related to the Company requested by the Holder, has carefully reviewed them and understands the information contained therein, and the Holder, prior to the execution of this Agreement, has had access to the same kind of information that would be available in a registration statement filed by the Company under the Securities Act;

(c) Neither the Securities and Exchange Commission nor any state securities commission has approved the shares of Common Stock to be issued hereunder, or passed upon or endorsed the merits of the offering of such shares;

(d) The Holder has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Holder;

(e) In evaluating the suitability of an investment in the Company, the Holder has not relied upon any representation or other information (oral or written) other than as contained in documents or answers to questions so furnished to the Holder by the Company;

(f) The Holder is acquiring the shares of Common Stock solely for the Holder’s own account for investment and not with a view to resale or distribution thereof, in whole or in part; the Holder has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of such shares; and the Holder has no plans to enter into any such agreement or arrangement; and

(g) The Holder meets the requirements of at least one of the suitability standards for an “accredited investor” as such term is defined the Securities Act.

5. The Company represents to the Holder that neither the Company nor any of its subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by this Agreement other than the Notes and the Warrants. The Company hereby acknowledges that the holding period of the shares of Common Stock issuable hereunder shall tack back to the date the Notes exchanged therefor was originally issued by the Company to the Holder (or their assignor) and it covenants not to take any position to the contrary.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State.

7. (a) This Agreement constitutes the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The Holder’s representations and warranties made in this Agreement shall survive the execution and delivery hereof and the delivery of the shares of Common Stock contemplated hereby.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

IN WITNESS WHEREOF, the Holder has executed this Agreement this ___ day of ________, 202_.

If the Holder is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Holder(s)

Date	Address

E-Mail:

If the Holder is a PARTNERSHIP, CORPORATION, or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation or Trust	Identification Number

Date

By:
Name:	State of Organization

Title:

Address
E-Mail:

SUBSCRIPTION ACCEPTED AND AGREED TO

this ____ day of ____________, 202_

CALETHOS, INC.

By:
Title:	Chief Executive Officer